Exhibit 99

Contact:

Roger R. Hopkins, Chief Accounting Officer

(615) 890-9100

National Health Investors to Present at

The Ninth Annual JMP Securities Research Conference

MURFREESBORO, Tenn. (May 5, 2010) - National Health Investors, Inc. (NYSE: NHI) announced it will provide an online audio simulcast of its presentation to the investment community at The Ninth Annual JMP Securities Research Conference on May 12, 2010, at The Ritz-Carlton in San Francisco, California.  The presentation will take place on Wednesday, May 12, 2010, at 12:30 p.m. PT.

The live audio broadcast of National Health Investors' presentation will be available online at the Company's website at www.nhinvestors.com, as well as http://www.wsw.com/webcast/jmp10/nhi.  The online replay will begin shortly after the presentation ends and will be available for 30 days.

National Health Investors, Inc. is a healthcare real estate investment trust that specializes in the financing of healthcare real estate by purchase and leaseback transactions and by mortgage loans.  NHI’s investments involve skilled nursing facilities, assisted living facilities, independent living facilities, medical office buildings, an acute psychiatric hospital and an acute care hospital.  The common stock of the company trades on the New York Stock Exchange with the symbol NHI. Additional information about NHI, including its most recent press releases, may be obtained on NHI's web site at www.nhinvestors.com.

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